Exhibit 99.1

Investor Contact:	Media Contact:
Andy Milevoj	press@1800flowers.com
investors@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2026 Third Quarter Results

Reports Revenue of $293.0 million, a Net Loss of $100.1 million, which includes a $45.2 million non-cash goodwill and intangible impairment charge, and an Adjusted EBITDA1 Loss of $31.2 million

Jericho, NY, May 7, 2026 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of thoughtful expressions designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its Fiscal 2026 third quarter ended March 29, 2026.

“During the third quarter, we continued to make meaningful progress on our strategic initiatives as we strengthen the business and position it for long-term, profitable growth,” said Adolfo Villagomez, Chief Executive Officer. “We delivered significantly improved performance across key customer experience metrics for Valentine’s Day, reflecting stronger execution and a clear focus on the customer. Importantly, we are beginning to see tangible evidence that these actions are improving performance across the business. We also made significant progress on our cost savings initiatives, achieving our previously announced two-year target ahead of plan, which reflects the discipline and execution across the organization. As we realize these savings, we are thoughtfully deploying them, including reinvesting a portion back into the business as we shift toward a more balanced approach and begin testing targeted marketing investments to support stabilization and future growth. While our work is not complete, we are encouraged by the progress we are making.”

Fiscal 2026 Third Quarter Performance
•Total consolidated revenues decreased 11.6% to $293.0 million, compared with the prior year period, primarily reflecting a strategic shift to improve marketing effectiveness and profitability. Consumer Floral & Gifts revenues declined 18.7%, while Gourmet Foods & Gift Baskets revenues were essentially flat, benefitting from the timing of Easter. Performance in the Consumer Floral & Gifts segment reflects the more pronounced impact of prior-year inefficient marketing spend, along with ongoing changes in search engine results pages and pressure on direct traffic.

•Gross profit margin increased 150 basis points to 33.2%, compared with 31.7% in the prior year period. Excluding the impact of system implementation issues in the year ago period, gross profit margin improved 10 basis points as compared with the prior year period.

•Operating expenses decreased $106.6 million year-over-year to $191.9 million. Results for the current period include a $45.2 million non-cash goodwill and intangible impairment charge related to the Company’s Consumer Floral & Gifts segment and its Personalization Mall trademark. Excluding non-recurring charges and the impact of the Company’s non-qualified deferred compensation plan in both periods, operating expenses decreased $16.4 million as compared with the prior year to $144.3 million, primarily due to lower marketing and labor costs.

•Net loss for the quarter was $(100.1) million, or $(1.56) per diluted share, as compared to a net loss of $(178.2) million, or $(2.80) per share, in the prior year period.

•Adjusted net loss1 was $(49.6) million, or $(0.77) per diluted share, compared with an Adjusted net loss1 of $(44.9) million, or $(0.71) per share, in the prior year period.

•Adjusted EBITDA1 for the quarter was $(31.2) million, compared with Adjusted EBITDA1 of $(34.9) million in the prior year period.

(1)Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.

Segment Results
The Company provides Fiscal 2026 third quarter selected financial results for its Gourmet Foods & Gift Baskets, Consumer Floral & Gifts, and BloomNet® segments in the tables attached to this release and as follows:

•Gourmet Foods & Gift Baskets: For the quarter, revenues were $106.9 million, essentially flat compared with the prior year period. Excluding system implementation costs in the prior year period, gross profit margin increased 10 basis points to 22.6%, as cost reduction initiatives offset higher tariffs and commodity costs. The segment contribution margin1 loss was $(15.8) million, compared with $(22.3) million in the prior year period, excluding severance and system implementation costs.

•Consumer Floral & Gifts: For the quarter, revenues declined 18.7% to $159.4 million, as compared with the prior year period. Gross profit margin increased 120 basis points from the prior year period to 38.0%, reflecting improved pricing discipline, more targeted promotional activity, and better alignment between florist-fulfilled and direct shipment offerings, partially offset by higher tariffs. The segment contribution margin1 was $10.4 million, compared with $6.5 million in the prior year period, excluding severance and impairment costs.

•BloomNet: For the quarter, revenues decreased 5.9% to $26.9 million, as compared with the prior year period. Gross profit margin declined 50 basis points from the prior year period to 46.4%. The segment contribution margin1 was $7.5 million, compared with $8.5 million in the prior year period, excluding severance costs.

Fiscal Year 2026 Outlook
The Company continues to view Fiscal 2026 as a foundational year focused on stabilizing the business, improving execution, and building a stronger platform for long-term growth through its strategic priorities, including enhancing its customer-first approach, expanding third-party distribution, improving marketing efficiency, and driving structural cost savings. These actions are strengthening the foundation for sustainable revenue and profit growth over time.

For Fiscal Year 2026, the Company expects revenue to decline by approximately 10% to 12% as compared with the prior year and Adjusted EBITDA to be approximately breakeven, within a range of plus or minus $2 million, which includes approximately $22 million of anticipated incentive compensation and consultant costs incurred during the fiscal year. These expectations reflect the continued impact of a more disciplined marketing strategy, changes in search engine results pages affecting organic traffic, and the ongoing transition toward a more efficient demand-generation model.

Conference Call
The Company will conduct a conference call to discuss its financial results today, May 7, 2026, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion.

Definitions of non-GAAP Financial Measures:
We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP,” “adjusted” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

EBITDA and Adjusted EBITDA:
We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Deferred Compensation Plan (“NQDC”) investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA-related items to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin:
We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution Margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin and Adjusted Segment Contribution Margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income (Loss) and Net Income (Loss).

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:
We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common Share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:
We define Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.
1-800-FLOWERS.COM, Inc. is a leading provider of thoughtful expressions designed to help inspire customers to give more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Card Isle®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, Simply Chocolate® and Scharffen Berger®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge on eligible products across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; and DesignPac®, a manufacturer of gift baskets and towers. 1-800-FLOWERS.COM, Inc. was recognized among America’s Most Trustworthy Companies by Newsweek for 2024. 1-800-FLOWERS.COM, Inc. was also recognized as one of America’s Most Admired Workplaces for 2025 by Newsweek and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com.

FLWS-COMP
FLWS-FN

Special Note Regarding Forward Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or forecasts concerning future events; they do not relate strictly to historical or current facts. Such statements can generally be identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “foresee,” “forecast,” “likely,” “should,” “will,” “target,” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements relating to future actions; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic priorities; its ability to cost effectively acquire and retain customers and drive purchase frequency; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company cannot guarantee that any forward-looking statement will be realized. Achievement of future results is subject to risk, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 29, 2026	June 29, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,697	$46,502
Trade receivables, net	33,962	21,693
Inventories	146,199	177,127
Prepaid and other	25,948	37,405
Total current assets	256,806	282,727

Property, plant and equipment, net	200,389	215,596
Operating lease right-of-use assets	100,589	107,476
Goodwill	3,071	37,625
Trademarks with indefinite lives	76,073	86,673
Other intangibles, net	1,578	2,691
Other assets	41,382	39,829
Total assets	$679,888	$772,617

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$61,119	$74,581
Accrued expenses	124,112	109,887
Current maturities of long-term debt	24,000	21,000
Current portion of long-term operating lease liabilities	16,980	15,918
Total current liabilities	226,211	221,386

Long-term debt, net	117,823	134,764
Long-term operating lease liabilities	93,370	99,644
Deferred tax liabilities, net	6,257	6,679
Other liabilities	43,746	41,862
Total liabilities	487,407	504,335
Total stockholders’ equity	192,481	268,282
Total liabilities and stockholders’ equity	$679,888	$772,617

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Net revenues:
E-Commerce	$249,790	$291,758	$1,014,470	$1,162,258
Other	43,224	39,696	195,923	186,778
Total net revenues	293,014	331,454	1,210,393	1,349,036
Cost of revenues	195,717	226,455	740,868	816,125
Gross profit	97,297	104,999	469,525	532,911
Operating expenses:
Marketing and sales	86,236	106,728	311,409	375,828
Technology and development	14,701	14,728	43,289	46,340
General and administrative	32,856	25,634	101,040	81,570
Depreciation and amortization	12,907	13,119	39,378	40,287
Goodwill impairment	34,554	113,420	34,554	113,420
Intangible impairment	10,600	24,800	10,600	24,800
Total operating expenses	191,854	298,429	540,270	682,245
Operating loss	(94,557)	(193,430)	(70,745)	(149,334)
Interest income	(1,057)	(1,477)	(1,490)	(2,621)
Interest expense	3,247	2,939	14,076	11,839
Other expense (income), net	3,111	1,827	(1,107)	(1,104)
Loss before income taxes	(99,858)	(196,719)	(82,224)	(157,448)
Income tax expense (benefit)	206	(18,475)	244	(9,362)
Net loss	$(100,064)	$(178,244)	$(82,468)	$(148,086)

Basic and diluted net loss per common share	$(1.56)	$(2.80)	$(1.29)	$(2.32)

Basic and diluted weighted average shares used in the calculation of net loss per common share	64,068	63,598	63,838	63,877

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	March 29, 2026	March 30, 2025
Operating Activities:
Net loss	$(82,468)	$(148,086)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisitions:
Goodwill and intangible impairment	45,154	138,220
Depreciation and amortization	39,378	40,287
Amortization of deferred financing costs	1,059	561
Deferred income taxes	(422)	(10,419)
Bad debt expense	294	444
Stock-based compensation	7,495	9,106
Other non-cash items	(221)	(161)
Changes in operating items, net of acquisitions:
Trade receivables	(8,908)	(11,133)
Inventories	30,928	17,569
Prepaid and other	11,457	1,669
Accounts payable and accrued expenses	(2,890)	(38,946)
Other assets and liabilities	2,004	1,595
Net cash provided by operating activities	42,860	706

Investing activities:
Acquisitions, net of cash acquired	—	(3,000)
Capital expenditures	(22,837)	(32,431)
Net cash used in investing activities	(22,837)	(35,431)

Financing activities:
Acquisition of treasury stock	(828)	(9,913)
Proceeds from exercise of employee stock options	—	281
Proceeds from bank borrowings	175,000	110,000
Repayment of bank borrowings	(190,000)	(140,000)
Debt issuance cost	—	(396)
Net cash used in financing activities	(15,828)	(40,028)

Net change in cash and cash equivalents	4,195	(74,753)
Cash and cash equivalents:
Beginning of period	46,502	159,437
End of period	$50,697	$84,684

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information - Category Information
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 29, 2026	Goodwill and Intangible Impairment	Restructuring cost/Severance	As adjusted (non-GAAP) March 29, 2026	March 30, 2025	System Implementation Costs	Goodwill and Intangible Impairment	Restructuring cost / Severance	As adjusted (non-GAAP) March 30, 2025	% Change
Net revenues:
Consumer Floral & Gifts	$159,443	$—	$—	$159,443	$196,030	$—	$—	$—	$196,030	(18.7)%
BloomNet	26,875	—	—	26,875	28,552	—	—	—	28,552	(5.9)%
Gourmet Foods & Gift Baskets	106,946	—	—	106,946	107,088	—	—	—	107,088	(0.1)%
Corporate	50	—	—	50	69	—	—	—	69	(27.5)%
Intercompany eliminations	(300)	—	—	(300)	(285)	—	—	—	(285)	(5.3)%
Total net revenues	$293,014	$—	$—	$293,014	$331,454	$—	$—	$—	$331,454	(11.6)%
Gross profit:
Consumer Floral & Gifts	$60,649	—	—	$60,649	$72,045	—	—	—	$72,045	(15.8)%
	38.0%			38.0%	36.8%				36.8%

BloomNet	12,471	—	—	12,471	13,399	—	—	—	13,399	(6.9)%
	46.4%			46.4%	46.9%				46.9%

Gourmet Foods & Gift Baskets	24,159	—	—	24,159	19,436	4,633	—	—	24,069	0.4%
	22.6%			22.6%	18.1%				22.5%

Corporate	18	—	—	18	119	—	—	—	119	(84.9)%
	36.0%			36.0%	172.5%				172.5%
Total gross profit	$97,297	$—	$—	$97,297	$104,999	$4,633	$—	$—	$109,632	(11.3)%
	33.2%			33.2%	31.7%				33.1%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$(36,351)	$45,154	$1,553	$10,356	$(131,690)	$—	$138,220	$—	$6,530	58.6%
BloomNet	7,427	—	33	7,460	8,472	—	—	33	8,505	(12.3)%
Gourmet Foods & Gift Baskets	(18,738)	—	2,912	(15,826)	(27,802)	5,314	—	181	(22,307)	29.1%
Segment Contribution Margin Subtotal	(47,662)	45,154	4,498	1,990	(151,020)	5,314	138,220	214	(7,272)	127.4%
Corporate (b)	(33,988)	—	1,012	(32,976)	(29,291)	—	—	494	(28,797)	(14.5)%
EBITDA (non-GAAP)	(81,650)	45,154	5,510	(30,986)	(180,311)	5,314	138,220	708	(36,069)	14.1%
Add: Stock-based compensation	2,888	—	—	2,888	2,998	—	—	—	2,998	(3.7)%
Add: Compensation charge related to NQDC Plan investment depreciation	(3,126)	—	—	(3,126)	(1,849)	—	—	—	(1,849)	(69.1)%
Adjusted EBITDA (non-GAAP)	$(81,888)	$45,154	$5,510	$(31,224)	$(179,162)	$5,314	$138,220	$708	$(34,920)	10.6%

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information - Category Information
(dollars in thousands)
(unaudited)

	Nine Months Ended
	March 29, 2026	Goodwill and Intangible Impairment	Restructuring cost/Severance	As adjusted (non-GAAP) March 29, 2026	March 30, 2025	System Implementation Costs	Goodwill and Intangible Impairment	Restructuring cost / Severance	As adjusted (non-GAAP) March 30, 2025	% Change
Net revenues:
Consumer Floral & Gifts	$456,118	$—	$—	$456,118	$565,559	$—	$—	$—	$565,559	(19.4)%
BloomNet	72,124	—	—	72,124	74,464	—	—	—	74,464	(3.1)%
Gourmet Foods & Gift Baskets	682,719	—	—	682,719	709,545	—	—	—	709,545	(3.8)%
Corporate	207	—	—	207	271	—	—	—	271	(23.6)%
Intercompany eliminations	(775)	—	—	(775)	(803)	—	—	—	(803)	3.5%
Total net revenues	$1,210,393	$—	$—	$1,210,393	$1,349,036	$—	$—	$—	$1,349,036	(10.3)%
Gross profit:
Consumer Floral & Gifts	$177,150	—	—	$177,150	$224,262	—	—	—	$224,262	(21.0)%
	38.8%			38.8%	39.7%				39.7%

BloomNet	34,768	—	—	34,768	36,551	—	—	—	36,551	(4.9)%
	48.2%			48.2%	49.1%				49.1%

Gourmet Foods & Gift Baskets	257,374	—	—	257,374	271,670	6,625	—	—	278,295	(7.5)%
	37.7%			37.7%	38.3%				39.2%

Corporate	233	—	—	233	428	—	—	—	428	(45.6)%
	112.6%			112.6%	157.9%				157.9%
Total gross profit	$469,525	$—	$—	$469,525	$532,911	$6,625	$—	$—	$539,536	(13.0)%
	38.8%			38.8%	39.5%				40.0%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$(16,314)	$45,154	$2,661	$31,501	$(105,159)	$—	$138,220	$—	$33,061	(4.7)%
BloomNet	19,526	—	281	19,807	22,773	—	—	33	22,806	(13.2)%
Gourmet Foods & Gift Baskets	71,375	—	4,725	76,100	67,222	10,393	—	181	77,796	(2.2)%
Segment Contribution Margin Subtotal	74,587	45,154	7,667	127,408	(15,164)	10,393	138,220	214	133,663	(4.7)%
Corporate (b)	(105,954)	—	3,922	(102,032)	(93,883)	3,008	—	494	(90,381)	(12.9)%
EBITDA (non-GAAP)	(31,367)	45,154	11,589	25,376	(109,047)	13,401	138,220	708	43,282	(41.4)%
Add: Stock-based compensation	7,495	—	—	7,495	9,106	—	—	—	9,106	(17.7)%
Add: Compensation charge related to NQDC Plan investment appreciation	1,076	—	—	1,076	1,024	—	—	—	1,024	5.1%
Adjusted EBITDA (non-GAAP)	$(22,796)	$45,154	$11,589	$33,947	$(98,917)	$13,401	$138,220	$708	$53,412	(36.4)%

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands, except for per share data)
(unaudited)

Reconciliation of net loss to adjusted net loss (non-GAAP):

	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025

Net loss	$(100,064)	$(178,244)	$(82,468)	$(148,086)
Adjustments to reconcile net loss to adjusted net loss (non-GAAP):
Add: System implementation costs	—	5,314	—	13,401
Add: Restructuring cost/ Severance	5,510	708	11,589	708
Add: Goodwill and intangible impairment	45,154	138,220	45,154	138,220
Deduct: Income tax effect on adjustments	(181)	(10,931)	(152)	(12,933)
Adjusted net loss (non-GAAP)	$(49,581)	$(44,933)	$(25,877)	$(8,690)

Basic and diluted net loss per common share
Basic	$(1.56)	$(2.80)	$(1.29)	$(2.32)
Diluted	$(1.56)	$(2.80)	$(1.29)	$(2.32)

Basic and diluted adjusted net loss per common share (non-GAAP)
Basic	$(0.77)	$(0.71)	$(0.41)	$(0.14)
Diluted	$(0.77)	$(0.71)	$(0.41)	$(0.14)

Weighted average shares used in the calculation of basic and diluted net loss and adjusted net loss per common share
Basic	64,068	63,598	63,838	63,877
Diluted	64,068	63,598	63,838	63,877

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands)
(unaudited)

Reconciliation of net loss to adjusted EBITDA (non-GAAP):

	Three Months Ended		Nine Months Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025

Net loss	$(100,064)	$(178,244)	$(82,468)	$(148,086)
Add: Interest expense and other, net	5,301	3,289	11,479	8,114
Add: Depreciation and amortization	12,907	13,119	39,378	40,287
Add: Income tax expense (benefit)	206	(18,475)	244	(9,362)
EBITDA	(81,650)	(180,311)	(31,367)	(109,047)
Add: Stock-based compensation	2,888	2,998	7,495	9,106
Add: Compensation charge related to NQDC Plan investment (depreciation) appreciation	(3,126)	(1,849)	1,076	1,024
Add: System implementation costs	—	5,314	—	13,401
Add: Restructuring cost/Severance	5,510	708	11,589	708
Add: Goodwill and intangible impairment	45,154	138,220	45,154	138,220
Adjusted EBITDA	$(31,224)	$(34,920)	$33,947	$53,412

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other expense (income), net, and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive, and stock-based compensation, as well as changes in the fair value of the Company's NQDC Plan. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions are included within corporate expenses as they are not directly allocable to a specific segment.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
(in thousands)
(unaudited)

Reconciliation of net cash provided by operating activities to free cash flow (non-GAAP):	Nine Months Ended
	March 29, 2026	March 30, 2025

Net cash provided by operating activities	$42,860	$706
Capital expenditures	(22,837)	(32,431)
Free cash flow	$20,023	$(31,725)